Exhibit 99.1



News Release

From:      Exelon Corporation                          FOR IMMEDIATE RELEASE
           Corporate Communications                    ---------------------
           P.O. Box 805379                             September 3, 2002
           Chicago, IL  60680-5379

Contact:   Don Kirchoffner, Exelon Media Relations
           312.394.3001
           John Hatfield, ComEd Media Relations
           312.394.4214
           Linda Byus, CFA, Investor Relations
           312.394.7696


                Exelon and ComEd to Seek Rehearing of FERC Ruling

Chicago (September 3, 2002) - Exelon Corporation (NYSE: EXC) and its Illinois energy delivery subsidiary ComEd today announced they will seek rehearing of a ruling last week by the Federal Energy Regulatory Commission (FERC) staff. The staff ruled that unidentified amounts of goodwill on ComEd's books should be attributed to the nuclear units and power marketing activities it transferred to Exelon Generation in January 2001 as part of the company's post-merger restructuring.

Exelon Chairman and Chief Executive Officer John W. Rowe stated, "I have reviewed this matter closely with the Exelon and ComEd finance and accounting staffs, as well as with our external auditors PricewaterhouseCoopers, and I am confident that our filings complied with Generally Accepted Accounting Principles (GAAP). Even more important in this time of corporate misdeeds and public mistrust, the treatment of our goodwill was publicly disclosed in our filings with the Securities and Exchange Commission, the FERC and the Illinois Commerce Commission."

Pam Strobel, Chief Executive Officer of Exelon Energy Delivery and Chairman of ComEd, said "While FERC has the ability to interpret its own standards, I believe we have a substantial opportunity to persuade the FERC that any significant transfer of goodwill would be inconsistent with GAAP, with the operation of the Illinois Utility Restructuring Act and with FERC policy deferring to state actions in implementing retail competition and utility restructuring. It is also highly significant that a majority of the members of the Illinois Commerce Commission have indicated they individually support FERC's use of GAAP accounting."

"The Illinois Restructuring Law of 1997 has been successful because it created a careful balance, with protections for customers, new suppliers and utilities," said Frank Clark, President of ComEd. "FERC's ruling could disrupt that balance by depriving ComEd of earnings opportunities provided by Illinois law through 2006. The result would be an unnecessary and unintentional threat to the continued development of competition here in Illinois."

FERC had earlier approved Exelon's accounting method, which reflected the post-merger "fair value" accounting methodology and resulting goodwill at ComEd.


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    This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Actual results may vary materially from the expectations contained herein. The forward-looking statements herein include statements about future financial and operating results of Exelon. Economic, business, competitive and/or regulatory factors affecting Exelon's businesses generally could causeactual results to differ materially from those described herein. For a discussion of the factors that could cause actual results to differ materially, please see Exelon's filings with the Securities and Exchange Commission, particularly those discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Outlook" in Exelon's 2001 Annual Report. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Exelon does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release.

    Exelon Corporation is one of the nation's largest electric utilities with approximately 5 million customers and more than $15 billion in annual revenues. The company has one of the industry's largest portfolios of electricity generation capacity, with a nationwide reach and strong positions in the Midwest and Mid-Atlantic. Exelon distributes electricity to approximately 5 million customers in Illinois and Pennsylvania and gas to more than 440,000 customers in the Philadelphia area. Exelon is headquartered in
              Chicago and trades on the NYSE under the ticker EXC.